UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Repurchase Agreement with Bank of America, N.A.

On July 31, 2015, PennyMac Financial Services, Inc. (the “Company”), through two of its subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment to its master repurchase agreement, dated March 17, 2011, by and among Bank of America, N.A. (“BANA”), on the one hand, and PLS and PNMAC, on the other hand (the “BANA Repurchase Agreement”).

Pursuant to the terms of the BANA Repurchase Agreement, PLS may sell to, and later repurchase from, BANA newly originated residential mortgage loans that it originates or acquires from correspondent lenders through a subsidiary of PennyMac Mortgage Investment Trust (NYSE: PMT). The obligations of PLS are fully guaranteed by PNMAC.

Under the terms of the amendment, the maximum aggregate transaction limit provided for in the BANA Repurchase Agreement was temporarily increased from $500 million to $600 million, until September 30, 2015, with such $100 million increase on an uncommitted basis. The Company, through PLS, is required to pay BANA a facility fee relating to the increase in the aggregate transaction limit, as well as certain other costs and expenses associated with the preparation of the amendment. All other terms and conditions of the BANA Repurchase Agreement remain the same in all material respects.

The foregoing description of the amendment to the BANA Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BANA Repurchase Agreement, which was filed as Exhibit 10.18 to the Company’s Form S-1 Registration Statement filed on February 7, 2013, and any amendments to the BANA Repurchase Agreement filed thereafter.

Mortgage Loan Participation Purchase and Sale Agreement with Bank of America, N.A.

On July 31, 2015, the Company, through PLS and PNMAC, also entered into an amendment to its mortgage loan participation and sale agreement, dated August 13, 2014, by and among BANA, on the one hand, and PLS and PNMAC, on the other hand (the “BANA Participation Agreement”).

Pursuant to the terms of the BANA Participation Agreement, PLS may sell to BANA participation certificates, each of which represents an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae, Freddie Mac or Ginnie Mae and are pending securitization. In connection with its sale of any participation certificate, PLS will also assign to BANA a take-out commitment, which evidences PLS’ right to sell to a third party investor the security backed by the mortgage loans underlying the related participation certificate.

Under the terms of the amendment, BANA increased the aggregate transaction limit of the aggregate purchase prices for participation certificates owned by BANA at any given time from $200 million to $250 million, with such $50 million increase on an uncommitted basis. The Company, through PLS, is required to pay BANA a facility fee relating to the increase in the aggregate transaction limit, as well as certain other costs and expenses associated with the preparation of the amendment. All other terms and conditions of the BANA Participation Agreement remain the same in all material respects. The obligations of PLS are fully guaranteed by PNMAC. The mortgage loans are serviced by PLS.

The foregoing description of the amendment to the BANA Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BANA Participation Agreement, which was filed as Exhibit 10.72 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2014, and any amendments to the BANA Participation Agreement filed thereafter.

Repurchase Agreement with Citibank, N.A.

On August 3, 2015, the Company, through PLS, also entered into an amendment to its master repurchase agreement, dated June 26, 2012, by and among Citibank, N.A. (“Citibank”), on the one hand, and PLS, on the other hand (the “Citi Repurchase Agreement”), with such amendment acknowledged by PNMAC.

Pursuant to the terms of the Citi Repurchase Agreement, PLS may sell to, and later repurchase from, Citi newly originated residential mortgage loans that it originates or acquires from correspondent lenders through a subsidiary of PMT. The obligations of PLS are fully guaranteed by PNMAC.

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Under the terms of the amendment, the maximum aggregate purchase price provided for in the Citi Repurchase Agreement was temporarily increased from $100 million to $200 million, until September 15, 2015, with such $100 million increase on an uncommitted basis. The Company, through PLS, is required to pay Citibank certain other costs and expenses associated with the preparation of the amendment. All other terms and conditions of the Citi Repurchase Agreement remain the same in all material respects.

The foregoing description of the Citi Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Citi Repurchase Agreement, which was filed as Exhibit 10.20 to the Registrant’s Form S-1 Registration Statement as filed with the SEC on February 7, 2013, and any amendments to the Citi Repurchase Agreement filed thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number Eleven to the Master Repurchase Agreement, dated as of August 3, 2015, by and between PennyMac Loan Services, LLC and Citibank, N.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: August 5, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Eleven to the Master Repurchase Agreement, dated as of August 3, 2015, by and between PennyMac Loan Services, LLC and Citibank, N.A.

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